Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 16, 2021, with respect to the financial statements of Intrepid Acquisition Corporation I, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

January 18, 2022